EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75612 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 28, 2019, relating to the financial statements and supplemental schedules of the Johns Manville Employees 401(k) Plan, appearing in this Annual Report on Form 11-K of the Johns Manville Employees 401(k) Plan for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 28, 2019